Exhibit 99.1

Sealed Air Announces Completion of Acquisition by CD&R

CHARLOTTE, N.C., April 9, 2026 /PRNewswire/ — Sealed Air Corporation (“Sealed Air” or the “Company”), a leading global provider of food and protective packaging solutions, today announced the completion of its previously announced acquisition by funds affiliated with CD&R.

“Today marks the beginning of an exciting new chapter for Sealed Air,” said Sealed Air President and Chief Executive Officer Dustin Semach. “With CD&R’s partnership, we will accelerate our strategy by investing in innovation and expanding our capabilities, enabling us to operate with a longer-term view and deliver even greater value to our customers and employees.”

“We are excited to complete this transaction and partner with Sealed Air as the company enters its next phase of growth and success,” said Rob Volpe, Partner at CD&R. “Sealed Air has built a strong foundation with deep customer and supplier relationships, differentiated capabilities, and a talented team, and we look forward to supporting them as they continue their momentum and accelerate growth.”

Sealed Air will remain headquartered in Charlotte, North Carolina, and will continue to operate under the Sealed Air name. CD&R is committed to supporting Sealed Air’s growth across its Food and Protective businesses, building on the Company’s legacy of delivering high-performance materials, automated packaging equipment and world-class service.

On November 17, 2025, Sealed Air announced that it had entered into a definitive agreement to be acquired by CD&R at an enterprise value of $10.3 billion. With the completion of the transaction, Sealed Air stockholders are entitled to receive $42.15 in cash for each share of Sealed Air common stock owned as of immediately prior to the effective time of the merger.

Sealed Air is now a privately held company and its shares have ceased trading on the New York Stock Exchange.

Advisors

Evercore served as exclusive financial advisor and Latham & Watkins LLP served as legal counsel to Sealed Air. BofA Securities, BNP Paribas Securities Corp, Citi, Goldman Sachs, J.P. Morgan Securities LLC, Lazard, Mizuho, RBC Capital Markets, UBS Investment Bank and Wells Fargo served as financial advisors to CD&R. Kirkland & Ellis LLP and Debevoise & Plimpton LLP served as legal counsel to CD&R.

About Sealed Air

Sealed Air Corporation is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, LIQUIBOX® brand liquids systems, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging.

About CD&R

Founded in 1978, CD&R is a leading private investment firm with a strategy of generating strong investment returns by building more robust and sustainable businesses through the combination of skilled investment experience and deep operating capabilities. In partnership with the management teams of its portfolio companies, CD&R takes a long-term view of value creation and emphasizes positive stewardship and impact. The firm invests in businesses that span a broad range of industries, including industrial, healthcare, consumer, technology and financial services end markets. CD&R is privately owned by its partners and has offices in New York and London. For more information, please visit www.cdr.com and follow the firm’s activities through LinkedIn and @CDRBuilds on X/Twitter.

Cautionary Note Concerning Forward-Looking Statements

This release contains certain forward-looking statements that reflect Sealed Air’s current views with respect to certain current and future events, including, without limitation, statements relating to Sealed Air’s future strategy, growth and performance. These forward-looking statements are, and will be, subject to many risks, uncertainties and factors relating to Sealed Air’s operations and business environment which may cause future events to be materially different from these forward-looking statements or anything implied therein. Any forward-looking statements in this release are based upon information available to Sealed Air on the date of this release. Sealed Air does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Sealed Air may be found in Sealed Air’s filings with the Securities and Exchange Commission.

Contacts

Sealed Air

Andi Cole

Head of Global Corporate Communications

andi.cole@sealedair.com

FGS Global

SealedAir-FGS@fgsglobal.com

CD&R

Jon Selib

JSelib@cdr.com